                           ABERCROMBIE & FITCH REPORTS
                        SECOND QUARTER EPS GROWTH OF 13%



NEW ALBANY, Ohio / August 12, 2003 - Abercrombie & Fitch (NYSE: ANF) today reported that earnings per share on a fully diluted basis for the second quarter ended August 2, 2003 rose 13% to $.35 versus $.31 for the comparable period last year.

Net sales for the thirteen weeks ended August 2, 2003 increased 8% to $355.7 million from $329.2 million for the thirteen weeks ended August 3, 2002. Comparable store sales decreased 8% in the quarter.

Net income for the quarter increased 12% to $34.8 million compared to net income of $31.1 million for the second quarter of fiscal 2002.

Mike Jeffries, Chairman and Chief Executive Officer, said, "I am pleased with our second quarter financial results. Despite a tough sales environment, we were able to report double-digit profit growth. It is very difficult at this point to predict the level of demand for the fall season. However, if the second quarter sales trend continues, we are comfortable that we can report flat to slightly higher EPS for the third quarter".

Abercrombie & Fitch operated a total of 625 stores at the end of the second quarter, including 167 abercrombie stores and 112 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and publishes the A&F Quarterly.

Today at 4:30 p.m. the Company will conduct a conference call. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial (800) 428-6675 or internationally at (706) 634-1917. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (800) 642-1687 or internationally at (706) 645-9291 followed by the conference ID number 6755952; or for 12 months by visiting the Company's website at www.abercrombie.com.


                                     # # # #


For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and
                                    Corporate Communications
                                    (614) 283-6751


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995:
The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: changes in consumer spending patterns, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, political stability, currency and exchange risks and changes in existing or potential duties, tariffs or quotas, postal rate increases and charges, paper and printing costs, availability of suitable store locations at appropriate terms, ability to develop new merchandise and ability to hire and train associates.

                             ABERCROMBIE & FITCH CO.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                             (UNAUDITED)
ASSETS                                      AUGUST 2, 2003     FEBRUARY 1, 2003
------                                      --------------     ----------------
Current Assets
        Cash and Equivalents                  $  385,187          $  391,035
        Marketable Securities                       --                10,000
        Receivables                               11,520              10,462
        Inventories                              199,581             144,218
        Store Supplies                            28,515              25,671
        Other                                     20,612              19,770
                                              ----------          ----------

Total Current Assets                             645,415             601,156

Property and Equipment, Net                      426,191             392,941

Other Assets                                         607                 725
                                              ----------          ----------

TOTAL ASSETS                                  $1,072,213          $  994,822
                                              ----------          ----------


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
        Accounts Payable                      $   79,746          $   50,153
        Accrued Expenses                         143,811             120,438
        Income Taxes Payable                      25,798              40,879
                                              ----------          ----------

Total Current Liabilities                        249,355             211,470
                                              ----------          ----------

Long-Term Liabilities
        Debt                                        --                  --
        Deferred Income Taxes                     28,872              20,781
        Other Long-Term Liabilities               16,351              13,044
                                              ----------          ----------

Total Long-Term Liabilities                       45,223              33,825
                                              ----------          ----------

Total Shareholders' Equity                       777,635             749,527
                                              ----------          ----------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                        $1,072,213          $  994,822
                                              ----------          ----------

                             ABERCROMBIE & FITCH CO.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
  THIRTEEN WEEKS ENDED AUGUST 2, 2003 AND THIRTEEN WEEKS ENDED AUGUST 3, 2002
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                   ACTUAL                           ACTUAL
                                          --------------------------       ----------------------------
                                             2003         % of Sales         2002            % of Sales
                                             ----         ----------         ----            ----------
Net Sales                                 $ 355,719          100.0%        $ 329,154            100.0%
                                          ---------        -------         ---------          -------

Gross Income                                144,333           40.6%          131,874             40.1%

Gen'l, Admin. & Store Oper. Exp              88,716           24.9%           82,304             25.0%
                                          ---------        -------         ---------          -------

Operating Income                             55,617           15.6%           49,570             15.1%

Interest Income, Net                           (861)          -0.2%             (731)            -0.2%
                                          ---------        -------         ---------          -------

Income Before Income Taxes                   56,478           15.9%           50,301             15.3%

Income Tax Expense                           21,660            6.1%           19,160              5.8%

  Effective Rate                               38.4%                            38.1%
                                          ---------                        ---------

Net Income                                $  34,818            9.8%        $  31,141              9.5%
                                          ---------        -------         ---------          -------

Net Income Per Share:
  Basic                                   $    0.36                        $    0.32
  Diluted                                 $    0.35                        $    0.31


                             ABERCROMBIE & FITCH CO.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

TWENTY-SIX WEEKS ENDED AUGUST 2, 2003 AND TWENTY-SIX WEEKS ENDED AUGUST 3, 2002
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                   ACTUAL                             ACTUAL
                                          ---------------------------       ---------------------------
                                             2003          % of Sales         2002           % of Sales
                                             ----          ----------         ----           ----------
Net Sales                                 $ 702,442           100.0%        $ 641,946           100.0%
                                          ---------         -------         ---------         -------

Gross Income                                272,521            38.8%          246,303            38.4%

Gen'l, Admin. & Store Oper. Exp             176,614            25.1%          159,746            24.9%
                                          ---------         -------         ---------         -------

Operating Income                             95,907            13.7%           86,557            13.5%

Interest Income, Net                         (1,852)           -0.3%           (1,603)           -0.2%
                                          ---------         -------         ---------         -------

Income Before Income Taxes                   97,759            13.9%           88,160            13.7%

Income Tax Expense                           37,390             5.3%           33,730             5.3%

  Effective Rate                               38.2%                             38.3%
                                          ---------                         ---------

Net Income                                $  60,369             8.6%        $  54,430             8.5%
                                          ---------         -------         ---------         -------

Net Income Per Share:
  Basic                                   $    0.62                         $    0.55
  Diluted                                 $    0.60                         $    0.53